UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                  June 21, 2002
                           Date of Filing of Form 8-K

                                  March 1, 2002
                                  -------------
                Date of Report (Date of earliest event reported)

                            nSTOR TECHNOLOGIES, INC.
                            ------------------------
             (Exact Name of Registrant as Specified in its Charter)

         DELAWARE                      000-08354                   95-2094565
         --------                      ---------                  -----------
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)


                              100 CENTURY BOULEVARD
                         WEST PALM BEACH, FLORIDA 33417
                    ----------------------------------------
                    (Address of principal executive offices)

                                 (561) 640-3105
                                 --------------
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)


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Item 2.   Acquisition or Disposition of Assets

        On June 7, 2002, we entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Stonehouse Technologies, Inc., a Texas corporation ("Stonehouse"), Pacific Technology Group, Inc., a Nevada corporation and the sole shareholder of Stonehouse (the "Shareholder") and Pacific USA Holdings Corp., a Texas corporation and the sole shareholder of the Shareholder ("Parent"). Pursuant to the Stock Purchase Agreement, we acquired 100% of the outstanding capital stock of Stonehouse from the Shareholder (the "Stonehouse Acquisition"). The purchase price for the Stonehouse Acquisition consisted of the sum of the following: (i)(A) 22,500,000 shares of our common stock and (B) 1,000 shares of our Series L Convertible Preferred Stock ("Series L Preferred Stock"), which were issued and delivered to the Shareholder at the closing of the Stonehouse Acquisition and (ii) Earn-Out Shares (as defined below), if any.

        On June 7, we filed with the Secretary of State of Delaware a Certificate of Designation establishing the Series L Preferred Stock, consisting of 1,000 shares with a stated value of $1,000 per share. Each share of Series L Preferred Stock is initially convertible into 4,527.027 shares of our common stock. The issuance of the common stock upon conversion of the Series L Preferred Stock is conditioned on stockholder approval of such issuance. Upon stockholder approval, the Series L Preferred Stock will automatically be converted into 4,527,027 shares of common stock.

        If income before income taxes as defined in the Stock Purchase Agreement ("Net Revenues") of Stonehouse during the four consecutive calendar quarters beginning on October 1, 2002 (the "Valuation Period") exceeds $1,000,000, we will be required to issue to the Shareholder that number of additional shares of common stock equal to the product of (i) 27.027, subject to anti-dilution adjustments and (ii) the amount of Net Revenues in excess of $1,000,000, up to a maximum of 8,687,258 shares of our common stock (the "Earn-Out Shares") within 45 days after the expiration of the Valuation Period, subject to extension in the event of a dispute. The issuance of the Earn-Out Shares is conditioned on stockholder approval of such issuance. If at the time we are obligated to issue all or any portion of the Earn-Out Shares, we have not obtained stockholder approval of such issuance, we will issue to the Shareholder preferred stock that will be convertible into the same number of shares of common stock described in the preceding sentence upon stockholder approval. In the event that prior to 30 days after the expiration of the Valuation Period, we are or Stonehouse is acquired or merged with anyone other than an affiliate or an affiliate of our affiliates, we will immediately prior to the closing of such acquisition or merger, issue the Earn-Out Shares or additional preferred stock convertible into the Earn-Out Shares to the Shareholder.

        In order to provide for the election of certain directors designated by Parent to our Board of Directors, we entered into the Stockholders' Agreement (the "Stockholders' Agreement") dated as of June 7, 2002 with certain of our stockholders who, following the issuance of 22,500,000 of our shares to the Shareholder in the Stonehouse Acquisition, hold approximately 47% of our outstanding common stock (collectively the "Principal Stockholders") and the Shareholder. Pursuant to the Stockholders' Agreement, each of the Principal Stockholders have agreed to vote to elect to our Board of Directors two designees of Parent reasonably acceptable to such Principal Stockholder, one of whom is currently intended to be Jack Takacs, at each of our Annual Meetings of Stockholders. In addition, the Stockholders' Agreement prohibits the sale, pledge or other transfer of 80% of designated shares of our common stock held by the Principal Stockholders, as defined in the Stockholders' Agreement, unless they first offer to sell, pledge or transfer such shares to the Shareholder on the same terms. The Stockholders' Agreement terminates on the date on which the Shareholder, Parent and/or their respective affiliates cease to own at least 5% of our common stock.

        As a condition to the closing of the Stonehouse Acquisition, the Principal Stockholders, who hold 56% of our outstanding common stock excluding shares held by the Shareholder and its affiliates, have agreed to vote in favor of the issuance of our common stock upon conversion of the Series L Preferred Stock, the issuance of the Earn-Out Shares, or alternatively shares of common stock underlying preferred stock, and in favor of the issuance of common stock upon the exercise of an option granted to an affiliate of the Shareholder, as described in Item 5 of this Form 8-K. For purposes of AMEX approval requirements, shares held by the Shareholder and its affiliates will not be counted in approving such issuances.

        As a condition to the closing of the Stonehouse Acquisition, we issued an 8% Convertible Subordinated Promissory Note (the "Note") to Halco Investments, L.C. ("Halco"), an entity controlled by Maurice Halperin, the Chairman of our Board of Directors, in the original principal amount of $3,100,000. This Note replaces a promissory note dated November 20, 2001 that we issued to Halco in the original principal amount of $3,100,000. The Note is convertible at our option at any time prior to maturity on November 20, 2006 and after the earlier of: (i) May 31, 2003 or (ii) the date on which we receive a notice of delisting from the American Stock Exchange ("AMEX"), in each case, only to the extent deemed necessary to maintain our listing on AMEX, at a per share conversion price equal to 85% of the closing bid price of our common stock on AMEX on the trading day immediately prior to the date of conversion. The Note is convertible at the holder's option at any time after May 31, 2003 and prior to maturity at a per share conversion price equal to 110% of the closing bid price of the common stock on AMEX on the trading day immediately prior to the date of conversion.

        In order to induce the Shareholder, Parent and Stonehouse to enter into the Stock Purchase Agreement, we entered into the Working Capital Assurance Agreement (the "Working Capital Agreement") as of June 7, 2002 with Hilcoast Development Corp. ("Hilcoast"), a company controlled by H. Irwin Levy, the Vice-Chairman of the Board of Directors, chief executive officer and a principal stockholder of our company. Pursuant to the Working Capital Agreement, Hilcoast has agreed to loan, upon our demand, in the event of a working capital deficit, an aggregate amount not in excess of $1,250,000, including the amounts previously loaned to us by Hilcoast in the amount of $940,000, as of the date thereof, for a period of 180 days from June 7, 2002 at an interest rate of 8%.

        We have agreed to register for resale the shares of common stock issued or issuable to Shareholder in connection with the Stonehouse Acquisition and the shares issuable upon exercise of an option held by an affiliate of Shareholder, as described in Item 5 of this Form 8-K, with the Securities and Exchange Commission and to apply for listing of such shares on AMEX and use our best efforts to cause such shares to be so listed.

        A copy of the Press Release issued by us on June 10, 2002 announcing the Stonehouse Acquisition is attached hereto as Exhibit 99.1, and is incorporated herein by reference.


Item 5.  Other Events

        In connection with the Stonehouse Acquisition, Stonehouse entered into an employment agreement with John E. Gates who will serve as the President and Chief Executive Officer of Stonehouse.

        On March 1, 2002, we granted an option to purchase up to 30 million shares of our common stock at an exercise price of $0.40 per share to Pacific Technology Services, Inc., a wholly owned subsidiary of Parent. The option is immediately exerciseable, in whole or in part, and expires on November 30, 2002.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (a)    Financial Statements of Businesses Acquired.

        The financial statements required by this item will be filed no later than 60 days after the date that the initial report on Form 8-K must be filed.

        (b)    Pro Forma Financial Information.

        The pro forma financial information required by this item will be filed no later than 60 days after the date that the initial report on Form 8-K must be filed.


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        (c)    Exhibits.

  Exhibit No.  Description

          2.1 Stock Purchase Agreement dated June 7, 2002 by and among the Registrant, Pacific USA Holdings Corp., Pacific Technology Group, Inc. and Stonehouse Technologies, Inc.

          4.1  Certificate  of  Designation  of Series L  Convertible  Preferred
               Stock

          4.2 Stockholders' Agreement dated June 7, 2002 by and among the Registrant, H. Irwin Levy, Hilcoast Development Corp., MLL Corp., Maurice A. Halperin, Halco Investments, L.C. and Pacific Technology Group, Inc.

          4.3  Registration   Rights   Agreement  dated  June  7,  2002  between
               Registrant and Pacific Technology Group, Inc.

          4.4 8% Convertible Subordinated Promissory Note for $3,100,000, dated June 7, 2002, between Registrant and Halco Investments, L.C.

          10.1 Working Capital Assurance Agreement, dated June 7, 2002, by and between Registrant and Hilcoast Development Corp.

          10.2 Employment Agreement, dated June 7, 2002, between John E. Gates and Stonehouse.

          99.1 Press Release dated June 10, 2002


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         nSTOR TECHNOLOGIES, INC.

                                         By: /s/ Jack Jaiven
                                         ------------------------------
                                         Name:  Jack Jaiven
                                         Title:    Vice President and Treasurer

Date:  June 21, 2002